Exhibit 99.1
FOR IMMEDIATE RELEASE
Landmark Land Company, Inc. Appoints Jim L. Awtrey as Senior Vice President
Upper Marlboro, MD., November 20, 2006 --- The Board of Directors of Landmark Land Company, Inc. (OTC:LLND) on November 18, 2006 appointed Jim L. Awtrey as a Senior Vice President of the company. Mr. Awtrey was the Chief Executive Officer of PGA of America from 1988 to 2005 and since retiring from that organization has been consulting on a variety of golf-related matters.
Landmark Land Company, Inc. owns and manages for others interests in real estate and golf-oriented real estate developments in the U.S. and Europe.

CONTACT:	Gerald G. Barton
Chairman
Chief Executive Officer
Landmark Land Company, Inc.
2817 Crain Highway
Upper Marlboro, Maryland 20774
(301) 574-3330